Exhibit 3.7

Delaware The First State Page 1 3929882 8100 Authentication: 203402994 SR# 20221885295 Date: 05-11-22 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF “PHOENIX MOTOR INC.”, FILED IN THIS OFFICE ON THE TENTH DAY OF MAY, A.D. 2022, AT 12:47 O`CLOCK P.M.

STATE OF DELAWARE CERTIFICATE OF CORRECTION Phoenix Motor Inc. , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. DOES HEREBY CERTIFY: 1. The name of the corporation is Phoenix Motor Inc. 2. That a Certificate of Amendment ---------------------- (Title of Certificate Being Corrected) was filed by the Secretary of State of Delaware on _3-'-/9-'-/2022_ ______ and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware. 3. The inaccuracy or defect of said Certificate is: (must be specific) The par value of $0.0001 in article Vis incorrect, a typo was made and it should have changed to $0.0004 4. Article _v _______ of the Certificate is corrected to read as follows: See attached Article Fifth - Exhibit I IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 10 day of March , A.D. 2022 . State of Delaware Secretary of State Division of Corporations Delivered 12 :4 7 P.. 05/10/2022 FILED 12:47 PM 05/10/2022 SR 20221885295 - File Number 3929882 By: Isl Xiaofeng Peng Authorized Officer Name: Xiaofeng Peng Print or Type Title: Chief Executive Officer

EXHIBIT I Article Fifth of the Certificate of Correction is corrected to read as follows: "FIFTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is five hundred million (500,000,000) shares of which (i) four hundred fifty million (450,000,000) shares shall be common stock, par value $0.0004 per share (the "Common Stock"), and (ii) fifty million (50,000,000) shares shall be preferred stock, par value $0.0004 per share (the "Preferred Stock"). Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (the "Board of Directors"), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolutions of the Board of Directors prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolutions of the Board of Directors providing for the issuance of such series Preferred Stock. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. On March 8, 2022, all shares of common stock, par value $0.0004 per share, of the Corporation (the "Pre-Reverse Split Stock"), issued and outstanding as of such date, shall be and hereby are automatically combined and reclassified (the "Reverse Stock Split"), such that each four (4) shares of Pre-Reverse Split Stock shall be combined and reclassified into one (1) validly issued, fully paid and non-assessable share of the Corporation's common stock, par value $0.0004 per share (the "New Common Stock"), without any action by the holders thereof. The Corporation shall not issue fractional shares of New Common Stock in connection with the Reverse Stock Split. Each stockholder entitled to receive a fractional share of New Common Stock as a result of the Reverse Stock Split shall receive such additional fractions of a share as is necessary to increase such fractional shares to a full share. The Reverse Stock Split shall have no effect on the number of authorized stock of the Corporation."